Exhibit 1.1

Execution Version

KILROY REALTY CORPORATION

Common Stock

UNDERWRITING AGREEMENT

dated February 18, 2020

J.P. Morgan Securities LLC

Barclays Capital Inc.

BofA Securities, Inc.

Wells Fargo Securities, LLC

Underwriting Agreement

February 18, 2020

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

As Representatives of the several Underwriters

Ladies and Gentlemen:

Kilroy Realty Corporation, a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom J.P. Morgan Securities LLC (“J.P. Morgan”), Barclays Capital Inc. (“Barclays”), BofA Securities, Inc. (“BofA Securities”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”) are acting as representatives (the “Representatives”), with respect to the sale (the “Forward Sale”) by J.P. Morgan, Barclays, BofA Securities and Wells Fargo Securities (as such sellers, each, a “Forward Seller” and, collectively, the “Forward Sellers”), acting severally and not jointly, of the respective numbers of shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) to be sold by them as set forth opposite their respective names under the column “Number of Forward Underwritten Shares to be Sold” appearing in the second table in Schedule A hereto (collectively, the “Forward Underwritten Shares”) and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Forward Underwritten Shares to be purchased by each of them from the Forward Sellers as set forth opposite the names of the respective Underwriters appearing in the first table in Schedule A hereto. The Forward Underwritten Shares and any Company Top-Up Underwritten Shares (as defined in Section 13 hereof) are hereinafter collectively referred to as the “Underwritten Shares.”

In connection with the Forward Sale, each of JPMorgan Chase Bank, National Association (“JPMorgan Chase”), Barclays Bank PLC (“BBPLC”), Bank of America, N.A. (“BofA”) and Wells Fargo Bank, National Association (“Wells”), in its capacity as a forward purchaser party to a Forward Sale Agreement (as defined herein) (as such, a “Forward Purchaser” and collectively, the “Forward Purchasers”), has entered into a letter agreement dated February 18, 2020 (each, a “Forward Sale Agreement” and, collectively, the “Forward Sale Agreements”) with the Company, pursuant to which the Company has agreed to initially sell, and each Forward Purchaser has agreed to initially purchase, the number of shares of Common Stock set forth opposite such Forward Purchaser’s name under the heading “Initial Number of Confirmation Shares to be Purchased” in Schedule A hereto, subject to the terms and conditions of the Forward Sale Agreements, including the Company’s right to elect Cash Settlement or Net Share Settlement (each as defined in the Forward Sale Agreements).

In addition, the Forward Sellers have granted to the Underwriters an option to purchase, all or any part of an aggregate of 750,000 shares of Common Stock (the “Forward Optional Shares”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase all or any part of such Forward Optional Shares pursuant to Section 3 hereof. The Forward Optional Shares and any Company Top-Up Optional Shares (as defined in Section 13 hereof) are herein referred to collectively as the “Optional Shares.”

The Company Top-Up Underwritten Shares and the Company Top-Up Optional Shares are hereinafter collectively referred to as the “Company Shares.” The Forward Underwritten Shares and the Forward Optional Shares are herein referred to collectively as the “Forward Shares.” The Underwritten Shares and the Optional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock that the Company is or may be required to deliver in settlement of the Company’s obligations under the Forward Sale Agreements are hereinafter sometimes called the “Confirmation Shares.” This Agreement and the Forward Sale Agreements are hereinafter collectively referred to as the “Transaction Documents.”

If any entity that is acting as a Forward Seller is also acting as a Forward Purchaser, then references to such Forward Seller’s affiliated Forward Purchaser (and similar references) shall mean such entity acting in its capacity as Forward Purchaser.

To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters, respectively, mutatis mutandis, as used herein shall mean you, as Underwriters and Representatives. The terms Representatives and Underwriters shall mean either the singular or the plural as the context requires.

References in this Agreement to “subsidiaries” of the Company shall include, without limitation, the Operating Partnership (as defined below).

The Company and Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), hereby confirm their respective agreements with the several Underwriters and Forward Sellers as follows:

SECTION 1. Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, represent and warrant to, and covenant with, each Underwriter, each Forward Seller and each Forward Purchaser as follows:

(a) The Company and the Operating Partnership have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-233822 and 333-233822-01), and a related base prospectus dated September 18, 2019 (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares. Such registration statement, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Prospectus (as defined below), including, but not limited to, the preliminary prospectus supplement contained in the Pre-Pricing Prospectus (as defined below), is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement dated February 18, 2020 relating to the Shares (the “Prospectus Supplement”), together with the Base Prospectus, that are first filed pursuant to Rule 424(b) after the time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). The term “Pre-Pricing Prospectus” shall mean the preliminary prospectus supplement dated February 18, 2020 relating to the Shares (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, filed pursuant to Rule 424(b). Any reference herein to the Registration Statement, any preliminary prospectus (including, but not limited to, the Pre-Pricing Prospectus), the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Registration Statement, any preliminary prospectus (including, but not limited to, the Pre-Pricing Prospectus) or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or the Prospectus, as the case may be, or, in the case of the Registration Statement, after the date of this Agreement, under the Exchange Act and incorporated by reference in such preliminary prospectus, the Prospectus or the Registration Statement, as the case may be, and shall also be deemed to refer to and include any annual report of the Company or the Operating Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. As used herein, the term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”) relating to the offering of the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a road show that is a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

(b) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act and there are no outstanding requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness (including, without limitation, each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act) and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company and the Operating Partnership in writing by any Underwriter, Forward Seller or Forward Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter, Forward Seller or Forward Purchaser through the Representatives consists of the information described as such in Section 9(b) hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(c) Documents Incorporated by Reference. The documents incorporated by reference in each of the Disclosure Package (as defined below) and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. Any documents to be filed and incorporated by reference in the Prospectus or any further amendment or supplement to any documents previously filed and incorporated by reference, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. None of such documents did or will, as the case may be, as of its respective filing or effective date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pre-Pricing Prospectus, (ii) the Issuer Free Writing Prospectus or Issuer Free Writing Prospectuses, if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the information included on Schedule D hereto including, but not limited to, information regarding the number of Shares being sold and the price at which the Shares will be sold to the public. As of 6:30 p.m. (Eastern time) on February 18, 2020 (the “Applicable Time”), neither (x) the Disclosure Package nor (y) any individual Issuer Free Writing Prospectus that is not part of the Disclosure Package, when considered together with the Disclosure Package, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus that is not part of the Disclosure Package made in reliance upon and in conformity with information furnished to the Company and the Operating Partnership in writing by any Underwriter, Forward Seller or Forward Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter, Forward Seller or Forward Purchaser through the Representatives consists of the information described as such in Section 9(b) hereof.

(e) Company is Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(f) [Intentionally omitted.]

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date, did not and, unless superseded by a subsequent Issuer Free Writing Prospectus, as of the date of this Agreement, does not include any information that conflicted or conflicts with the information contained in the Registration Statement. If at any time following the date of this Agreement, there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The first two sentences of this paragraph do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 9(b) hereof.

(h) Accuracy of Statements in Prospectus. The statements in:

(i) the Disclosure Package and the Prospectus under the captions “Description of Capital Stock,” “Certain Provisions of Maryland Law and of the Company’s Charter and Bylaws,” “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.,” and “Underwriting (Conflicts of Interest)”,

(ii) the Disclosure Package and the Prospectus under the caption “United States Federal Income Tax Considerations, and

(iii) the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under the captions (a) “Risk Factors – Risks Related to Our Organizational Structure – Our common limited partners have limited approval rights, which may prevent us from completing a change of control transaction that may be in the best interests of all our security holders,” (b) “Risk Factors – Risks Related to Our Organizational Structure – In certain circumstances, our limited partners must approve our dissolution and the disposition of properties contributed by the limited partners,” (c) ”Risk Factors – Risks Related to Our Organizational Structure – There are restrictions on the ownership of the Company’s capital stock that limit the opportunities for a change of control at a premium to existing security holders” and (d) “Risk Factors – Risks Related to Our Organizational Structure – The Company’s charter contains provisions that may delay, deter or prevent a change of control transaction,”

insofar as such statements summarize the Forward Sale Agreements or other agreements or documents, or summarize legal matters or proceedings discussed therein, are accurate and fair summaries of the Forward Sale Agreements and such agreements, documents, legal matters and proceedings in all material respects.

(i) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or identified in Schedule C hereto or the Registration Statement.

(j) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(k) Forward Sale Agreements. Each Forward Sale Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the applicable Forward Purchaser, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally or by equitable principles relating to enforceability

(l) Authorization of the Shares. The Company Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, if and when Company Shares are issued and delivered by the Company upon payment and delivery in accordance with the terms of this Agreement at the Closing Date or any Subsequent Closing Date, such Company Shares will be validly issued, fully paid and non-assessable, and the issuance of such Company Shares is not and will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase such Company Shares.

A total of 11,500,000 authorized and unissued shares of Common Stock has been duly authorized and reserved by the Company for issuance under the Forward Sale Agreements and, when any such shares of Common Stock are issued and delivered by the Company to the applicable Forward Purchaser pursuant to the applicable Forward Sale Agreement against payment of the consideration, if any, required to be paid by such Forward Purchaser pursuant to the terms of such Forward Sale Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance thereof is not and will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase such shares.

The issuance, sale and delivery by the Company of Confirmation Shares to any Forward Purchaser in settlement of all or a portion of the Company’s obligations under the applicable Forward Sale Agreement in accordance with the terms thereof and delivery by such Forward Purchaser of such Confirmation Shares, during the term of and at any settlement of such Forward Sale Agreement, to close out open borrowings of Common Stock created in the course of hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Forward Sale Agreement, do not and will not require registration under the Securities Act.

(m) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or any of the Forward Sale Agreements, the issuance or sale of the Shares, or the issuance, sale or delivery of shares of Common Stock pursuant to any of the Forward Sale Agreements, by the Company.

(n) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act, except in each case for such rights as have been disclosed in the Disclosure Package and the Prospectus, or to have any equity or debt securities included in the offering contemplated by this Agreement.

(o) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement (other than debt incurred in the ordinary course of business); and (iii) except for regular quarterly dividends on the Common Stock in amounts consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(p) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company and the Operating Partnership as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(q) Preparation of the Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and of the Operating Partnership and its consolidated subsidiaries as of and at the dates indicated and the results of their respective operations and the changes in their respective cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. Such financial statements and supporting schedules comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus. The financial data under the captions or sub-captions, as the case may be, “Selected Financial Data” (or under any similar captions or sub-captions) contained in documents incorporated by reference in the Prospectus is presented in accordance with Item 301 of Regulation S-K and derived from the Company’s and the Operating Partnership’s audited and unaudited, as applicable, financial statements contained or incorporated by reference in the Registration Statement or included in annual reports on Form 10-K, quarterly reports on Form 10-Q and, if applicable, current reports on Form 8-K (in each case including any amendments thereto) filed by the Company and, if applicable, the Operating Partnership with the Commission. Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus fairly present in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and any pro forma financial information included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus has been derived therefrom. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(r) [Intentionally omitted.]

(s) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization and has power and authority as a corporation, limited partnership or limited liability company, as the case may be, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company and the Operating Partnership, to enter into and perform its obligations under the Transaction Documents. Each of the Company and its subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary of the Company that is a corporation, all of the issued and outstanding limited and general partnership interests of each subsidiary of the Company that is a limited partnership and all of the issued and outstanding limited liability company interests (or other similar interests) of each subsidiary of the Company that is a limited liability company have been duly authorized and validly issued, are fully paid and (except for general partnership and limited liability company membership interests) nonassessable and, to the extent such shares or interests are owned by the Company, directly or through subsidiaries, such shares and interests are owned free and clear of any Lien (as defined herein). Without limiting the generality of the foregoing, the Company is, and, as of the Closing Date and at any Subsequent Closing Date, the Company will be, the sole general partner (the “General Partner”) of the Operating Partnership, and as of the date of this Agreement, the Company does, and, as of the Closing Date and at any Subsequent Closing Date, the Company will own at least a majority of the common units of limited partnership interest of the Operating Partnership (the “Common Units”).

(t) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company as of December 31, 2019 was as set forth in the line items appearing under the caption “Stockholders’ Equity” in the Company’s audited consolidated balance sheet as of December 31, 2019 appearing in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and, since December 31, 2019, the Company has not issued, repurchased or cancelled any capital stock (other than subsequent issuances or share repurchases or cancellations, if any, (i) described in the Disclosure Package and the Prospectus, (ii) pursuant to any underwritten public offerings, at-the-market offering programs, or any employee benefit plans or dividend reinvestment plans described in the Disclosure Package and the Prospectus, (iii) upon exercise of outstanding options issued pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or (iv) upon the redemption of Common Units pursuant to the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership and any amendments or supplements thereto whether before or after the date of this Agreement (as so amended and supplemented, if applicable, the “Partnership Agreement”)). The Common Stock (including the Shares, the Forward Shares and the Confirmation Shares), the authorized Preferred Stock (as defined below) and any class or series of outstanding Preferred Stock conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Company has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of the common units of partnership interest of the Operating Partnership. If any preferred units of limited partnership interest of the Operating Partnership are outstanding, the Company has duly reserved a sufficient number of shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), for issuance upon exchange of such preferred units of partnership interest. All of the Company’s outstanding shares of Preferred Stock, if any, have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Preferred Stock, if any, was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than such as may have been issued under employee benefit plans that are accurately described in the Disclosure Package and the Prospectus or otherwise as accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, incorporated by reference in the Disclosure Package and the Prospectus accurately and fairly presents the terms and conditions of such plans, arrangements, options and rights in all material respects.

(u) [Intentionally omitted.]

(v) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or bylaws, limited partnership agreement, limited liability company agreement or similar organizational documents, as the case may be, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s and the Operating Partnership’s execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate and partnership action and will not result in any Default under the charter or bylaws or other organizational documents (including, without limitation, the Partnership Agreement) of the Company or any subsidiary of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Operating Partnership or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of its or their properties, except with respect to clauses (ii) and (iii) only, for such conflicts, breaches, Defaults, Liens, consents or violations as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by the Transaction Documents. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s and the Operating Partnership’s execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained or made by the Company or the Operating Partnership and are in full force and effect under the Securities Act or the Exchange Act, as the case may be, and such as may be required under applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(w) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s and the Operating Partnership’s knowledge, threatened (i) against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company, the Operating Partnership or any of their respective subsidiaries or, to the Company’s and the Operating Partnership’s knowledge, any of their respective officers or directors, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, or any officer or director of, or property owned or leased by, the Company, the Operating Partnership or any of their respective subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents.

(x) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s and the Operating Partnership’s knowledge, is threatened or imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(y) Intellectual Property Rights. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted.

(z) All Necessary Permits, etc. The Company and each of its subsidiaries possess such valid and current licenses, certificates, authorizations or permits (collectively, the “Permits”) issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except for such Permits where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(aa) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements of the Company and its consolidated subsidiaries referred to above in the paragraph of this Section 1 captioned “Preparation of the Financial Statements” or acquired subsequent to the period covered by such financial statements, in each case free and clear of any Liens and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or any such subsidiary. To the Company’s and the Operating Partnership’s knowledge, the real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or any such subsidiary. All Liens on or affecting any of the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Disclosure Package and the Prospectus are disclosed therein. Each of the properties owned by the Company and its subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except for such failures to comply that are described in the Disclosure Package and the Prospectus or would not result in a

Material Adverse Effect; the Company and the Operating Partnership have no knowledge of any pending or threatened condemnation or zoning change that could reasonably be expected to materially adversely affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company and its subsidiaries, except for such condemnations or zoning changes that are described in the Disclosure Package and the Prospectus or would not result in a Material Adverse Effect; and the Company and the Operating Partnership have no knowledge of any pending or threatened proceeding or action that will in any manner materially adversely affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries, except for such proceedings or actions that are described in the Disclosure Package and the Prospectus or would not result in a Material Adverse Effect.

(bb) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and except to the extent a failure to so file or pay would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made provisions in accordance with generally accepted accounting principles (to the extent so required) in the applicable financial statements of the Company and its consolidated subsidiaries referred to above in the paragraph of this Section 1 captioned “Preparation of the Financial Statements” in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(cc) Company Not an “Investment Company.” Each of the Company and the Operating Partnership has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor the Operating Partnership is, and after giving effect to the receipt of payment for any Company Shares sold on the Closing Date or any Subsequent Closing Date and any consideration received by the Company pursuant to any Forward Sale Agreement on any settlement date pursuant to such Forward Sale Agreement, and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, neither the Company, the Operating Partnership nor any other subsidiary of the Company will be, an “investment company” within the meaning of the Investment Company Act.

(dd) Insurance. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. All policies of insurance and fidelity or surety bonds, if any, insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for where the failure to obtain such insurance coverage would reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(ee) No Restrictions on Dividends. No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus or to the extent such limitation would not impair the Company’s ability to maintain its status as a real estate investment trust under the Code (as defined below).

(ff) No Price Stabilization or Manipulation. Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.

(gg) Related Party Transactions. There are no business relationships or related-party transactions involving the Company, the Operating Partnership or any other subsidiary of the Company or any other person required to be described in the Disclosure Package or the Prospectus that have not been described as required.

(hh) Internal Controls and Procedures. The Company and the Operating Partnership maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ii) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s and the Operating Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or the Operating Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the Operating Partnership’s internal control over financial reporting.

(jj) [Intentionally omitted.]

(kk) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ll) No Conflict with Money Laundering Laws. To the Company’s and the Operating Partnership’s knowledge, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(mm) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the Company or any of its subsidiaries will directly or indirectly use the proceeds, if any, it receives from the sale of Company Shares or Confirmation Shares, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn) Compliance with Environmental Laws. Except as disclosed or incorporated by reference in the Disclosure Package and the Prospectus: (i) each property owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such property, except for Hazardous Substances that would not reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its subsidiaries have not caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any property owned or leased by the Company or any of its subsidiaries, and no condition exists on, in, under or, to the knowledge of the Company and the Operating Partnership, adjacent to any such property that could result in the incurrence of liabilities by the Company or any of its subsidiaries or any violations by the Company or any of its subsidiaries of any Environmental Law applicable to such property, give rise to the imposition of any Lien under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity, except in each case that would not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company or any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any tenant of any of the properties owned or leased by the Company and its subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law applicable to such property or under common law pertaining to Hazardous Substances on or originating from such property, except for any such claims which would not have a Material Adverse Effect; (iv) neither the Company or any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any tenant of any of the properties owned or leased by the Company and its subsidiaries has received any written notice from any governmental authority claiming any violation of any Environmental Law applicable to such property that is uncured or unremediated as of the date hereof, except for any such violations which would not have a Material Adverse Effect; (v) no property owned or leased by the Company and its subsidiaries is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”), nor has the Company or any of its subsidiaries received any written notice from the EPA or any other governmental authority proposing the inclusion of any such property on such list; (vi) the Company and its subsidiaries and, to the knowledge of the Company and the Operating Partnership, each tenant at any of the properties owned or leased by the Company and its subsidiaries (a) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (b) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect; and (vii) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.

As used herein: “Hazardous Substance” shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the

United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other applicable federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; “Lien” shall mean, with respect to any securities, assets or other property owned or leased by the Company or any of its subsidiaries, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such securities, assets or other property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

Except as disclosed or incorporated by reference in each of the Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.

(oo) [Intentionally omitted.]

(pp) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its affiliates that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its affiliates that could have a Material Adverse Effect. None of the following events has occurred or, to the knowledge of the Company and the Operating Partnership, is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its affiliates may have any liability.

(qq) Sarbanes-Oxley Compliance. The Company and the Operating Partnership and all of their respective directors or officers, in their capacities as such, have complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter, Forward Seller or Forward Purchaser or (ii) intends to use any of the proceeds from the sale of any Company Shares or Confirmation Shares sold pursuant to this Agreement or any Forward Sale Agreement to repay any outstanding debt owed to any affiliate of any Underwriter, Forward Seller or Forward Purchaser.

(ss) Statistical and Market Related Data. Nothing has come to the attention of the Company or the Operating Partnership that has caused either the Company or the Operating Partnership to believe that the statistical and market-related data included or incorporated by reference in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(tt) REIT Status. The Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for all taxable years commencing with its taxable year ended December 31, 1997. The Company has filed an election to be taxable as a REIT for its taxable year ended December 31, 1997, and such election has not been terminated. The Company’s proposed method of operation will permit it to continue to meet the requirements for taxation as a REIT under the Code. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code.

(uu) Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(vv) Rights Agreement. The Rights Agreement dated October 2, 1998 of the Company (the “Rights Agreement”) has expired and is of no force and effect; no Rights (as such term is defined in the Rights Agreement) or other rights are outstanding in respect of any outstanding shares of Common Stock and no rights will be issued in respect of the Shares issued by the Company and sold to the Underwriters or any Confirmation Shares issued, sold and delivered to any Forward Purchaser; as of the date hereof, there is no rights agreement or similar agreement in force and effect applicable to the outstanding shares of Common Stock or the Shares.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representatives or counsel for the Underwriters after the date of this Agreement and prior to or on any Closing Date or any Subsequent Closing Date or in connection with the offering, delivery or sale of any Shares, shall be deemed a joint and several representation and warranty by the Company and the Operating Partnership to each Underwriter, Forward Seller, and Forward Purchaser as to the matters covered thereby.

SECTION 2. Representations and Warranties of the Forward Sellers.

Each Forward Seller, severally and not jointly, represents and warrants to, and covenants with, the Company, the Operating Partnership and each Underwriter as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Forward Seller, and, as of the Closing Date and each Subsequent Closing Date, if any, such Forward Seller will have the full right, power and authority to sell, transfer and deliver the Forward Shares it is required to deliver on such date, to the extent it is required to transfer and deliver such Forward Shares hereunder.

(b) Forward Sale Agreements. The Forward Sale Agreement entered into by such Forward Seller or its affiliate, as applicable, as Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser, and assuming due authorization, execution and delivery of such Forward Sale Agreement by the Company, constitutes a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except his enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c) No Restrictions to Transfer. At the Closing Date and each Subsequent Closing Date, if any, such Forward Seller will have the full power, right and authority to sell and deliver to the several Underwriters and will have the free and unqualified right to transfer the number of Forward Shares that it is required to deliver on such date to the extent that it is required to transfer such Forward Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party other than restrictions arising under or pursuant to the Company’s charter or by-laws or Maryland law; and upon delivery of such Forward Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Forward Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party other than restrictions arising under or pursuant to the Company’s charter or by-laws or Maryland law.

SECTION 3. Purchase, Sale and Delivery of the Shares.

(a) The Forward Shares.

(i) On the basis of the representations, warranties and agreements herein contained and upon the terms but subject to the conditions herein set forth, each Forward Seller (with respect to the number of Forward Underwritten Shares to be sold by such Forward Seller as set forth opposite its name under the caption “Number of Forward Underwritten Shares to be Sold” in the second table on Schedule A hereto) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and not jointly, agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Forward Seller (with respect to the Forward Underwritten Shares set forth opposite the name of such Forward Seller under the caption “Number of Forward Underwritten Shares to be Sold” in the second table on Schedule A hereto) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective number of Underwritten Shares set forth in Schedule A hereto set forth opposite such Underwriter’s name in Schedule A hereto at a purchase price of $82.56 per share (the “Purchase Price”). For the avoidance of doubt, the obligations of the Forward Sellers to sell Forward Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the number of Forward Underwritten Shares and the maximum number of Forward Optional Shares set forth opposite its name in the second table on Schedule A hereto.

(ii) On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Forward Seller (with respect to any Forward Optional Shares to be sold by such Forward Seller) and the Company (with respect to any Company Top-Up Optional Shares), severally and not jointly, hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Forward Optional Shares set forth opposite the name of such Forward Seller under the caption “Maximum Number of Forward Optional Shares to be Sold” in the second table on Schedule A hereto at the Purchase Price less an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Underwritten Shares but not payable on any Optional Shares (the “Option Purchase Price”). The option granted hereunder may be exercised in whole or in part at any time from time to time and one or more times upon written notice by the Representatives to the Forward Sellers and the Company (an “exercise notice”), which notice may be given at any time within 30 days after the date of this Agreement and which shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, and (ii) the time, date and place at which and to whom such Optional Shares will be delivered, which shall not be earlier than two nor later than five full business days after delivery of such exercise notice, unless otherwise agreed by the Company, the Representatives, and the Forwards Sellers (each such time and date of delivery of Optional Shares, a “Subsequent Closing Date,” and which time and date may be simultaneous with, but not earlier than, the Closing Date; and in the case of any such simultaneous closing of Underwritten Shares and Optional Shares, the term “Closing Date” shall also refer to the time and date of delivery of the Underwritten Shares and such Optional Shares). On each Subsequent Closing Date, if any, (A) each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, to purchase, at the Option Purchase Price, the number of Optional Shares that bears the same proportion to the aggregate number of Optional Shares being purchased on such Subsequent Closing Date as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the aggregate number of Underwritten Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine), and (B) each Forward Seller (with respect to any Forward Optional Shares) and the Company (with respect to any Company Top-Up Optional Shares), severally and not jointly, agrees, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, to sell, at the Option Purchase Price, (i) in the case of such Forward Seller, the number of Optional Shares that bears the same proportion to the aggregate number of Optional Shares being purchased by the Underwriters on such Subsequent Closing Date as the number of Optional Shares set forth opposite the name of such Forward Seller under the caption “Maximum Number of Forward Optional Shares to be Sold” in the second table on Schedule A hereto bears to the aggregate maximum number of Optional Shares that may be sold by the Forward Sellers as reflected in such table and (ii) in the case of the Company, the applicable number of Company Top-Up Optional Shares, if any (in each case subject to such adjustments to eliminate fractional shares as the Representatives may determine).

(b) The Closing Date. Payment of the Purchase Price for, and delivery of, the Underwritten Shares shall be made at the offices of Sidley Austin LLP, 555 California Street, San Francisco, California 94104 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on February 21, 2020, or such other time and date not later than 1:30 p.m. New York time, on February 28, 2020, as the Representatives shall designate by notice to the Company (the time and date of such closing is called the “Closing Date”).

(c) Conditions to Borrow. If with respect to the Forward Shares (i) any of the conditions to effectiveness of a Forward Sale Agreement set forth therein have not been satisfied at the Closing Date or the applicable Subsequent Closing Date, as the case may be; (ii) the Company and the Operating Partnership have not performed all of their respective obligations required to be performed by them under this Agreement on or prior to the Closing Date or the applicable Subsequent Closing Date, as the case may be; or (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Date or the applicable Subsequent Closing Date, as the case may be (clauses (i) through (iii), together, the “Conditions”), each Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Forward Shares otherwise deliverable on such date by such Forward Seller hereunder. In addition, in the event that a Forward Purchaser determines in good faith, after using commercially reasonable efforts, that (A) it or its affiliate, as Forward Seller, is unable to borrow and deliver, on the Closing Date or any Subsequent Closing Date, as the case may be, for sale under this Agreement a number of shares of Common Stock equal to the number of Forward Shares otherwise deliverable on such date by such Forward Seller hereunder or (B) such Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on such date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost. If a Forward Seller elects pursuant to this paragraph not to borrow and deliver for sale to the Underwriters at the Closing Date or any Subsequent Closing Date any or all of the Forward Shares otherwise deliverable on such date by it hereunder, then such Forward Seller shall notify the Company and the Operating Partnership no later than 5:00 p.m., New York City time, on the business day immediately preceding the Closing Date or such Subsequent Closing Date, as the case may be.

(d) Public Offering of the Shares. The Representatives hereby advise the Company and each Forward Seller that the Underwriters propose to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Shares as soon after the Transaction Documents have been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Shares. Payment for the Shares to be purchased and sold on the Closing Date or any Subsequent Closing Date shall be made to the applicable Forward Seller (with respect to the applicable Forward Shares) and, if applicable, to the Company (with respect to any Company Shares) by wire transfer of Federal (same day) funds to the account specified by the applicable Forward Seller or the Company, as applicable, to the Representatives at least forty-eight hours in advance against delivery to the Representatives for the respective accounts of the Underwriters of certificates (or book-entry credits) for the Shares to be purchased by them on such date. Certificates (or book-entry credits) for the Shares shall be registered in such names and in such denominations as the Representatives may request upon at least forty-eight hours prior notice to the Company and the Forward Sellers. It is understood that each Underwriter has authorized the Representatives, for their own and such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which such Underwriter has agreed to purchase on such Closing Date or any Subsequent Closing Date. Barclays Capital

Inc., individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Shares. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

SECTION 4. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant and agree with each Underwriter, each Forward Seller and each Forward Purchaser as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by any Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report or amendments to any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing, suspending or terminating the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise reasonably necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) subject to Section 4(a) and 4(e) hereof promptly prepare, file with the Commission and use its best efforts to have declared effective any amendment to the Registration Statement or any new registration statement, and furnish at its own expense to the Underwriters amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that constitutes or would constitute an issuer free writing prospectus (as defined in Rule 433(h) of the Securities Act) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses, if any, identified in Schedule C hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus (as defined in Rule 433(h) of the Securities Act), and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of the Prospectus, any Amendments and Supplements and the Disclosure Package. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto and the Disclosure Package as the Representatives may reasonably request.

(g) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, any Permitted Free Writing Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for offer and sale under (or obtain exemptions from the application of) the securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation in any such jurisdiction where it is not now so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) Use of Proceeds. The Company and the Operating Partnership will apply the net proceeds from the sale of the Shares as described in each of the Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k) Earnings Statement. As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2020 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(l) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(m) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange (the “Exchange”) all reports and documents required to be filed under the Exchange Act.

(n) Listing. The Company will use its reasonable efforts to list, subject to notice of issuance, the Company Shares and the Confirmation Shares on the Exchange.

(o) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 30th day following the date of the Prospectus (the “Lock-up Period”), neither the Company nor the Operating Partnership will, without the prior written consent of J.P. Morgan, Barclays, BofA Securities and Wells Fargo Securities (provided that each such entity may withhold such consent in its sole discretion), directly or indirectly, issue, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock or Common Units, options or warrants to acquire shares of the Common Stock or Common Units or securities exchangeable or exercisable for or convertible into shares of Common Stock or Common Units, or publicly announce an intention to do any of the foregoing, other than

(i) the issuance and sale, if any, of Company Shares to the Underwriters as contemplated by this Agreement,

(ii) the issuance of Common Units by the Operating Partnership to the Company in return for the Company’s contribution to the Operating Partnership of the net proceeds received from the Underwriters for the sale of any Company Shares as contemplated by this Agreement,

(iii) the issuance of Common Stock or options, restricted stock units or other equity awards to purchase Common Stock pursuant to, and the issuance of Common Stock upon exercise of options, restricted stock units or other equity awards issued under, any stock option, stock bonus or other stock plan or similar arrangement described in the Prospectus, and the issuance of Common Stock upon the redemption of Common Units pursuant to the Partnership Agreement,

(iv) the issuance of Common Units by the Operating Partnership in connection with an acquisition of real property so long as (A) the Common Units are issued directly to the entity or the securityholders or other equity owners of the applicable entity from which such real property is acquired, and (B) the recipients of such Common Units agree in writing delivered to the Representatives not to sell, offer, dispose of or otherwise transfer any shares of Common Stock issuable upon redemption of such Common Units during the Lock-up Period without the prior written consent of the Representatives (which consent may be withheld in the sole discretion of the Representatives), or

(v) transactions under or pursuant to the Forward Sale Agreements and/or the Existing Forward Sale Agreements (as defined below), including the issuance and transfer, if any, of shares of Common Stock to the applicable Forward Purchasers party to the Forward Sale Agreements and/or the forward purchasers party to the Existing Forward Sale Agreements and the issuance of Common Units by the Operating Partnership to the Company in return for the Company’s contribution to the Operating Partnership of any net proceeds received upon the sale of any Confirmation Shares pursuant to the Forward Sale Agreements and/or any shares of Common Stock pursuant to the Existing Forward Sale Agreements.

“Existing Forward Sale Agreements” means, collectively, (i) the letter agreement dated March 7, 2019, between Bank of America, N.A. and the Company, (ii) the letter agreement dated March 19, 2019, between Jefferies LLC and the Company, (iii) the letter agreement dated October 28, 2019, between Citibank, N.A. and the Company, (iv) the letter agreement dated October 30, 2019, between JPMorgan Chase Bank, National Association and the Company and (v) the letter agreement dated December 4, 2019, as amended on December 20, 2019, between Royal Bank of Canada and the Company.

(p) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company and the Operating Partnership will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use their reasonable efforts to cause the Company’s respective directors and officers, as applicable, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) Investment Limitation. The Company and the Operating Partnership shall not invest or otherwise use the proceeds received by the Company from the sale of any Company Shares or Confirmation Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r) No Stabilization. Neither the Company nor the Operating Partnership has taken or will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares and neither will take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Operating Partnership of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 5. Payment of Expenses. The Company and the Operating Partnership, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their respective obligations under the Transaction Documents and in connection with the transactions contemplated hereby and thereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares and Confirmation Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters and the issuance, sale and delivery of the Confirmation Shares to the Forward Purchasers, (iv) all fees and expenses of the Company’s and the Operating Partnership’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, this Agreement and each Forward Sale Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any of the Shares or Confirmation Shares for offer and sale under the state securities or blue sky laws and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, if any, or the reasonable fees and expenses of counsel for the Underwriters’ in connection with such counsel’s determination that a filing with FINRA is not required in connection with the offering of the Shares, (viii) the fees and expenses associated with listing of the Shares or Confirmation Shares on the Exchange, (ix) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Shares, except that the Company and the Operating Partnership (jointly and severally), on the one hand, and the Underwriters, on the other hand, will each pay 50% of the cost of privately chartered airplanes used for such purposes and (x) all other fees, costs and expenses referred to in or contemplated by Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Underwritten Shares as provided herein on the Closing Date and the applicable Optional Shares as provided herein on any Subsequent Closing Date, and the obligations of the Forward Sellers to deliver and sell the Forward Underwritten Shares on the Closing Date and the applicable Forward Optional Shares on any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereof, to the timely performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter or letters dated the date hereof addressed to the Underwriters, Forward Sellers and Forward Purchasers, in form and substance satisfactory to the Representatives, Forward Sellers and Forward Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company, the Operating Partnership and certain financial information regarding the Company and the Operating Partnership contained or incorporated by reference in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus and any amendments or supplements thereto.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act (without giving effect to Rule 424(b)(8)); or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii) all Issuer Free Writing Prospectuses (to the extent required to be filed pursuant to Rule 433(d) under the Securities Act) and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change, increase or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus; and

(iii) subsequent to the execution and delivery of this Agreement, (A) no downgrading shall have occurred in the rating accorded to any securities issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to its rating of, any securities of or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) Opinion of Counsel for the Company and the Operating Partnership. On the Closing Date and any Subsequent Closing Date, the Representatives, Forward Sellers and Forward Purchasers shall have received (i) the opinion of Ballard Spahr LLP, Maryland counsel for the Company and the Operating Partnership, dated as of such Closing Date, the form of which is attached as Exhibit A and (ii) the opinion or opinions of Latham & Watkins LLP, special corporate and tax counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

(e) Opinion of Counsel for the Underwriters, Forward Sellers and Forward Purchasers. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the letter of Sidley Austin LLP, counsel for the Underwriters, Forward Sellers and Forward Purchasers, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, Forward Sellers and Forward Purchasers, with respect to the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives, Forward Sellers and Forward Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f) Officers’ Certificate. On the Closing Date and any Subsequent Closing Date, the Representatives, Forward Sellers and Forward Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer, President or Chief Operating Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company (i) on behalf of the Company itself and (ii) in the Company’s capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, dated as of such Closing Date or such Subsequent Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendments or supplements thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsection (c)(iii) of this Section 6 (which certification may be to the knowledge of such signers), and further to the effect that:

(i) for the period from and after the date of this Agreement through the Closing Date or such Subsequent Closing Date, as the case may be, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and the Operating Partnership set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date or such Subsequent Closing Date, as the case may be, with the same force and effect as though expressly made on and as of such Closing Date or such Subsequent Closing Date, as the case may be;

(iii) each of the Company and the Operating Partnership has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Subsequent Closing Date, as the case may be; and

(iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement is in effect and no proceedings for such purpose have been instituted or, to the knowledge of such signers, threatened.

(g) Bring-down Comfort Letter. On the Closing Date and any Subsequent Closing Date, the Representatives, Forward Sellers and Forward Purchasers shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter or letters dated such date, in form and substance satisfactory to the Representatives, Forward Sellers and Forward Purchasers, to the effect that they reaffirm the statements made in the letter or letters furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

(h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives agreements in the form of Exhibit C hereto from the individuals listed on Schedule B hereto, and each such agreement shall be in full force and effect on the Closing Date and any Subsequent Closing Date.

(i) Forward Sale Agreements. The Forward Sale Agreements shall be in full force and effect on the Closing Date and any Subsequent Closing Date.

(j) Listing of Shares. The Shares, the Company Shares and the Confirmation Shares shall have been listed and admitted and authorized for trading on the Exchange (subject, in the case of Company Shares and Confirmation Shares, to official notice of issuance), and satisfactory evidence of such actions shall have been provided to the Representatives.

(k) Additional Documents. On or before the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

SECTION 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 8 or Section 12(i), or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or to comply with any provision hereof, the Company and the Operating Partnership, jointly and severally, agree to reimburse the Representatives, Underwriters, Forward Sellers and Forward Purchasers (or such Underwriters, Forward Sellers or Forward Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives, Underwriters, Forward Sellers and Forward Purchasers in connection with the proposed purchase and the offering, sale and delivery of the Shares and the Confirmation Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 8. Effectiveness of this Agreement. This Agreement shall not become effective until the later of, as applicable, (i) the execution of this Agreement and the Forward Sale Agreements by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company and the Operating Partnership to any Underwriter, Forward Seller or Forward Purchaser, except that the Company and the Operating Partnership, jointly and severally, shall be obligated to reimburse the expenses of the Representatives and the Underwriters, Forward Sellers and Forward Purchasers pursuant to Sections 5 and 7 hereof or (b) any Underwriter, Forward Seller or Forward Purchaser to the Company and the Operating Partnership.

SECTION 9. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, each Forward Seller and each Forward Purchaser and their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter, Forward Seller or Forward Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, Forward Seller or Forward Purchaser or such affiliate, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, each Forward Seller and each Forward Purchaser and their respective affiliates, officers, directors, employees, agents and each such controlling person for any and all documented and reasonably incurred expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are incurred by such Underwriter, Forward Seller or Forward Purchaser or their respective affiliates, officers, directors, employees, agents or such controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by any Underwriter, Forward Seller or Forward Purchaser through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) as set forth in Section 9(b) of this Agreement. The Company and the Operating Partnership hereby acknowledge that the only information the Underwriters, Forward Sellers and Forward Purchasers have furnished to the Company and the Operating Partnership for the uses set forth in the preceding sentence are the statements set forth in the penultimate sentence of Section 9(b). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company and the Operating Partnership may otherwise have.

(b) Indemnification of the Company, the Operating Partnership, and its General Partner. Each Underwriter and each Forward Seller, severally and not jointly, agrees to indemnify and hold harmless the Company, the Operating Partnership, the general partner of the Operating Partnership (the “General Partner”), each of the Company’s directors, each of the Company’s officers who signed the Registration Statement on behalf of the Company or the General Partner and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Operating Partnership, the General Partner, any such director or officer or any such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by such Underwriter or such Forward Seller (or such Forward Seller’s affiliated Forward Purchaser)

through the Representatives expressly for use therein; and to reimburse the Company, the Operating Partnership, the General Partner, any such director or officer or any such controlling person for any and all documented and reasonably incurred expenses (including the fees and disbursements of counsel chosen by the Company) as such expenses are incurred by the Company, the Operating Partnership, the General Partner, any such director or officer or any such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Operating Partnership hereby acknowledge that the only information that the Underwriters, Forward Sellers and Forward Purchasers have furnished to the Company and the Operating Partnership expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth (a) in the first full paragraph under the subcaption “Underwriting (Conflicts of Interest)—Commissions and Discounts” in the Pre-Pricing Prospectus and the Prospectus concerning the public offering price and concession, (b) under the subcaption “Underwriting (Conflicts of Interest)—Price Stabilization and Short Positions” in the Pre-Pricing Prospectus and the Prospectus, but only insofar as concerns the Representatives and the Underwriters, regarding stabilization, overallotments and short positions, and (c) under the subcaption “Underwriting (Conflicts of Interest)—Electronic Distribution” in the Pre-Pricing Prospectus and the Prospectus, but only insofar as concerns the Representatives and the Underwriters. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party under this Agreement other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), reasonably approved by the Company and the Operating Partnership, in the case of Section 9(a), or by the Representatives, in the case of Section 9(b), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have provided the indemnifying party with the proposed terms of settlement and shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 10. Contribution. If the indemnification provided for in Section 9 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, Forward Sellers and Forward Purchasers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, Forward Sellers and Forward Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, Forward Sellers and Forward Purchasers, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as (x) in the case of the Company and the Operating Partnership, the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company (which total net proceeds shall include the total proceeds that would be received by the Company pursuant to the Forward Sale Agreements assuming full Physical Settlement (as such term is defined in the Forward Sale Agreements) of the Forward Sale Agreements at the Initial Forward Price (as such term is defined in the Forward Sale Agreements)), (y) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters from the offering of the Shares as set forth on the front cover page of the Prospectus and (z) in the case of the Forward Sellers and Forward Purchasers, the aggregate Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Purchasers, bear to an amount equal to the sum of the amounts set forth in (x), (y) and (z) above. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, Forward Sellers and Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or the Underwriters, Forward Sellers or Forward Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Operating Partnership, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters, Forward Sellers and Forward Purchasers were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue statements or omissions or alleged untrue statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, and (ii) no Forward Seller shall be required to contribute any amount in excess of the amount by which the aggregate Spread (as defined in the applicable Forward Sale Agreement) retained by its affiliated Forward Purchaser under the applicable Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by such Forward Seller, exceeds the aggregate amount of any damages that such Forward Seller and Forward Purchaser have otherwise been required to pay by reason of the untrue statements or omissions or alleged untrue statements or omissions which resulted in such losses, claims, damages, liabilities or expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Operating Partnership to contribute pursuant to this Section 10 are joint and several. The obligations of the Underwriters to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. The obligations of the Forward Sellers to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective selling commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter, Forward Seller or Forward Purchaser and each person, if any, who controls an Underwriter, Forward Seller or Forward Purchaser within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, Forward Seller or Forward Purchaser, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, the General Partner and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership, as the case may be.

SECTION 11. Default of One or More of the Several Underwriters. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Underwritten Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party, except that the provisions of Section 5, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 12. Termination of this Agreement. Prior to the payment for, and delivery to the Underwriters of, the Shares on the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any securities issued or guaranteed by the Company shall have been suspended or limited by the Commission or by the Exchange; (ii) trading in securities generally on the Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Except as provided in Section 7 hereof, any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Operating Partnership to any Underwriter or (b) any Underwriter to the Company or the Operating Partnership.

SECTION 13. Issuance and Sale by the Company.

(a) In the event that (i) a Forward Seller elects not to borrow Shares pursuant to the first sentence of Section 3(c) hereof, or (ii) a Forward Purchaser determines in good faith, after using commercially reasonable efforts, that (A) it or its affiliate, as Forward Seller, is unable to borrow and deliver, on the Closing Date or any Subsequent Closing Date, as the case may be, for sale under this Agreement a number of shares of Common Stock equal to the number of Forward Shares otherwise deliverable on such date by such Forward Seller hereunder or (B) such Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, upon notice by such Forward Seller to the Company and the Operating Partnership (which notice shall be delivered no later than 5:00 p.m., New York City time, on the business day immediately preceding the Closing Date or such Subsequent Closing Date, as the case may be), the Company shall issue and sell to the Underwriters, pursuant to Section 3 hereof, on the Closing Date or such Subsequent Closing Date, as the case may be, an aggregate number of shares of Common Stock equal to the number of Forward Shares otherwise deliverable on such date by the applicable Forward Seller hereunder that such Forward Seller is not required to so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or any Subsequent Closing Date, as the case may be, for one business day in order to effect any required changes in any documents or arrangements. Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 13(a) in lieu of any Forward Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and (ii) any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 13(a) in lieu of Forward Optional Shares are referred to herein as the “Company Top-Up Optional Shares.”

(b) A Forward Seller shall not have any liability whatsoever for any Forward Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the relevant Conditions are not satisfied on or prior to the Closing Date or any Subsequent Closing Date, as the case may be, and such Forward Seller validly elects pursuant to the first sentence of Section 3(c) hereof not to deliver and sell to the Underwriters the Forward Shares otherwise deliverable on such date by such Forward Seller hereunder, or (ii) the relevant Forward Purchaser determines in good faith, after using commercially reasonable efforts, that (A) it or its affiliate, as Forward Seller, is unable to borrow and deliver, on the Closing Date or any Subsequent Closing Date, as the case may be, for sale under this Agreement a number of shares of Common Stock equal to the number of Forward Shares otherwise deliverable on such date by such Forward Seller hereunder or (B) such Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so (it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct).

SECTION 14. No Advisory or Fiduciary Responsibility. The Company and the Operating Partnership acknowledge and agree, jointly and severally, that: (i) the purchase and sale of the Shares pursuant to this Agreement and the issuance, sale and delivery of Confirmation Shares pursuant to the Forward Sale Agreements, including the determination of the public offering price of the Shares and any related discounts and commissions and the price to be paid for any Confirmation Shares, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, Forward Sellers and Forward Purchasers, on the other hand, and the Company and the Operating Partnership are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter, Forward Seller and Forward Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Operating Partnership or their respective affiliates, stockholders, creditors, limited or general partners, or employees or any other party; (iii) no Underwriter, Forward Seller or Forward Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters, Forward Sellers and Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership and that the several Underwriters, Forward Sellers and Forward Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the several Underwriters, Forward Sellers and Forward Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Partnership have consulted their own legal, accounting, financial, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the several Underwriters, Forward Sellers and Forward Purchasers or any of them, with respect to the subject matter hereof. The Company and the Operating Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Operating Partnership may have against the several Underwriters, Forward Sellers and Forward Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Operating Partnership, of its officers and of the General Partner and of the several Underwriters, Forward Sellers and Forward Purchasers set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, Forward Seller, or Forward Purchaser, or the officers or employees of any Underwriter, Forward Seller or Forward Purchaser, or any person controlling any Underwriter, Forward Seller or Forward Purchaser, the Company, the officers or employees of the Company, or any person controlling the Company, the Operating Partnership, the officers or employees of the Operating Partnership, any person controlling the Operating Partnership or the General Partner, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

SECTION 16. Notices. All communications hereunder or under the lock-up agreements referred to in Section 6(h) hereof shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto or to the persons who signed such lock-up agreements, as the case may be, as follows:

If to the Representatives:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Equity Syndicate Desk

Facsimile: (212) 622-8358

and

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

and

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Syndicate Department

Facsimile: (646) 855-3073

with a copy to

Attention: ECM Legal

Facsimile: (212) 230-8730

and

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department

Facsimile: (212) 214-5918

If to the Forward Sellers:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Equity Syndicate Desk

Facsimile: (212) 622-8358

and

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

and

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Syndicate Department

Facsimile: (646) 855-3073

with a copy to

Attention: ECM Legal

Facsimile: (212) 230-8730

and

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department

Facsimile: (212) 214-5918

If to the Forward Purchasers:

JPMorgan Chase Bank, National Association

New York Branch

383 Madison Avenue

New York, New York 10179

Attention: Santosh Sreenivasan

Email: edg_notices@jpmorgan.com

and

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Paul Robinson

Facsimile: (+1) 917-522-0458

and

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Rohan Handa

Email: rohan.handa@bofa.com

with a copy to

Attention: Robert Stewart

Email: rstewart4@bofa.com

and

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department and the Special Equities Desk

Email: CorporateDerivativeNotifications@wellsfargo.com

If to the Company:

Kilroy Realty Corporation

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

Facsimile: (310) 481-6540

Attention: Chief Financial Officer

If to the Operating Partnership:

Kilroy Realty, L.P.

c/o Kilroy Realty Corporation

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

Facsimile: (310) 481-6540

Attention: Chief Financial Officer

If to any person who signed a lock-up agreement referred to in Section 6(h), to the address, email address or facsimile number set forth in such agreement or, if no such address or number is set forth therein, to such person in care of the Company at the address or facsimile number set forth above.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 17. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signed the Registration Statement, (ii) the Operating Partnership, any person who controls the Operating Partnership within the meaning of the Securities Act or the Exchange Act, any officer of the General Partner who signed the Registration Statement on behalf of the Operating Partnership and the General Partner, (iii) the Underwriters, Forward Sellers and Forward Purchasers and their respective affiliates, officers, directors, employees and agents, and each person, if any, who controls any Underwriter, Forward Seller or Forward Purchaser within the meaning of the Securities Act or the Exchange Act , and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

SECTION 18. Partial Unenforceability. To the fullest extent permitted by applicable law, the invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof and, if any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Governing Law Provisions. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING UNDER THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company and the Operating Partnership, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, each preliminary prospectus, each Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

SECTION 21. Bail-In. Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties to this Agreement, each of the parties to this Agreement, severally and not jointly, acknowledges and agrees that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the relevant BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the relevant BRRD Liability into shares, other securities or other obligations of such BRRD Party or another person (and the issue to or conferral on such party to this Agreement of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of this Agreement;

(iii) the cancellation of the relevant BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 21:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any write-down, conversion, transfer, modification, suspension or similar or related power existing from time to time under, and exercised in compliance with, any applicable laws, regulations, rules or requirements pursuant to the applicable Bail-in Legislation;

“BRRD” means Directive 2014/59/EU (as amended from time to time) establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means any party to this Agreement that is subject to Bail-in Powers;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

SECTION 22. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of foregoing two paragraphs, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Operating Partnership the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

KILROY REALTY CORPORATION

By:	/s/ Tyler H. Rose
Name: Tyler H. Rose
Title: Executive Vice President, Chief
Financial Officer and Secretary

By:	/s/ Michelle Ngo
Name: Michelle Ngo
Title: Senior Vice President and Treasurer

KILROY REALTY, L.P.

By: Kilroy Realty Corporation, as General Partner

	By:	/s/ Tyler H. Rose
Name: Tyler H. Rose
Title: Executive Vice President, Chief
Financial Officer and Secretary

	By:	/s/ Michelle Ngo
Name: Michelle Ngo
Title: Senior Vice President and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:	/s/ Haley Trethaway
Name: Haley Trethaway
Title: Vice President

BARCLAYS CAPITAL INC.

By:	/s/ Scott Schaevitz
Name: Scott Schaevitz
Title: Managing Director

BofA SECURITIES, INC.

By:	/s/ William Conkling
Name: William Conkling
Title: Managing Director
Investment Banking

WELLS FARGO SECURITIES, LLC

By:	/s/ Chris Flouhouse
Name: Chris Flouhouse
Title: Managing Director

For themselves and as Representatives of the other Underwriters, if any, named in Schedule A hereto.

J.P. MORGAN SECURITIES LLC, in its capacity as Forward Seller

By:	/s/ Haley Trethaway
Name: Haley Trethaway
Title: Vice President

BARCLAYS CAPITAL INC., in its capacity as Forward Seller

By:	/s/ Scott Schaevitz
Name: Scott Schaevitz
Title: Managing Director

BofA SECURITIES, INC., in its capacity as Forward Seller

By:	/s/ William Conkling
Name: William Conkling
Title: Managing Director
Investment Banking

WELLS FARGO SECURITIES, LLC, in its capacity as Forward Seller

By:	/s/ Chris Flouhouse
Name: Chris Flouhouse
Title: Managing Director

SCHEDULE A

Underwriters	Number of Underwritten Shares to be Purchased
J.P. Morgan Securities LLC	900,001
Barclays Capital Inc.	900,001
BofA Securities, Inc.	900,001
Wells Fargo Securities, LLC	900,001
BNP Paribas Securities Corp.	166,666
BTIG, LLC	166,666
Citigroup Global Markets Inc.	166,666
MUFG Securities Americas Inc.	166,666
PNC Capital Markets LLC	166,666
Scotia Capital (USA) Inc.	166,666
Comerica Securities, Inc.	100,000
KeyBanc Capital Markets Inc.	100,000
Raymond James & Associates, Inc.	100,000
SMBC Nikko Securities America, Inc.	100,000

Total	5,000,000

Forward Sellers	Number of Forward Underwritten Shares to be Sold	Maximum Number of Forward Optional Shares to be Sold
J.P. Morgan Securities LLC	1,250,000	187,500
Barclays Capital Inc.	1,250,000	187,500
BofA Securities, Inc.	1,250,000	187,500
Wells Fargo Securities, LLC	1,250,000	187,500

Total	5,000,000	750,000

Sch A-1

Forward Purchasers	Initial Number of Confirmation Shares to be Purchased	Maximum Number of additional Confirmation Shares to be Purchased
JPMorgan Chase Bank, National Association	1,250,000	187,500
Barclays Bank PLC	1,250,000	187,500
Bank of America, N.A.	1,250,000	187,500
Wells Fargo Bank, National Association	1,250,000	187,500

Total	5,000,000	750,000

SCHEDULE B

List of Individuals Delivering Lock-Up Agreements

pursuant to Section 6(h)

John Kilroy

Jeffrey C. Hawken

Tyler H. Rose

Justin W. Smart

Heidi R. Roth

Merryl E. Werber

Jonathan Praw

A. Robert Paratte

Edward F. Brennan, PhD

Jolie Hunt

Scott S. Ingraham

Gary R. Stevenson

Peter B. Stoneberg

Sch B-1

SCHEDULE C

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

None.

Sch C-1

SCHEDULE D

Price-Related Information

Public offering price per share:	$86.00

Offering size:	5,000,000 shares, or 5,750,000 shares if the Underwriters exercise their option to purchase the Optional Shares in full.

Closing date:	February 21, 2020

Sch D-1

EXHIBIT A

Form of Opinion of Ballard Spahr LLP

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2. The Company has the requisite corporate power to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, to act as general partner of the Operating Partnership, to execute and deliver the Transaction Documents on its own behalf and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, to perform its obligations and, in its capacity as general partner of the Operating Partnership, those of the Operating Partnership under the Transaction Documents, to issue Company Shares pursuant to the Underwriting Agreement and Confirmation Shares pursuant to the Forward Sale Agreements and to consummate, on its own behalf and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, the transactions described in the Transaction Documents.

3. The authorized capital stock of the Company is as set forth in the unaudited consolidated balance sheet as of December 31, 2019 appearing in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

4. The Company Shares have been duly authorized for issuance and sale pursuant to the Underwriting Agreement by all necessary corporate action on the part of the Company and, when Company Shares are issued and delivered in exchange for payment of the consideration therefor, as provided in and in accordance with, the Underwriting Agreement, such Company Shares will be validly issued, fully paid and non-assessable, and the issuance and sale of such Company Shares to the Underwriters are not and will not be subject to any pre-emptive or similar rights arising by operation of the Maryland General Corporation Law (the “MGCL”) or under the Charter or Bylaws of the Company.

5. The Confirmation Shares issuable pursuant to the Forward Sale Agreements have been duly authorized for such issuance by all necessary corporate action on the part of the Company and when Confirmation Shares are issued, sold and delivered by the Company to a Forward Purchaser in exchange for the consideration therefor, as provided in, and in accordance with the terms of, the applicable Forward Sale Agreement and the Transaction Resolutions, such Confirmation Shares will be validly issued, fully paid and non-assessable and the issuance, sale and delivery of such Confirmation Shares to the applicable Forward Purchasers are not and will not be subject to any preemptive or similar rights arising by operation of the MGCL or under the Charter or Bylaws of the Company.

6. A duly authorized committee of the Board of Directors of the Company has duly adopted resolutions reserving 11,500,000 authorized and unissued shares of Common Stock for issuance by the Company as Confirmation Shares pursuant to the Forward Sale Agreements.

7. The execution, delivery and performance of each of the Transaction Documents by the Company on its own behalf and, in its capacity as general partner of the Operating Partnership (in the case of the Underwriting Agreement), on behalf of the Operating Partnership have been duly authorized by all necessary corporate action required under the Charter and Bylaws of the Company and the MGCL, each Transaction Document has been duly executed and delivered by the Company on its own behalf and, in its capacity as general partner of the Operating Partnership (in the case of the Underwriting Agreement), on behalf of the Operating Partnership.

8. The execution, delivery and performance of, compliance with the terms of, and consummation of the transactions contemplated by, the Transaction Documents by the Company on its own behalf and in its capacity as general partner of the Operating Partnership (in the case of the Underwriting Agreement), on behalf of the Operating Partnership, and the issuance and sale of Company Shares by the Company as contemplated by the Underwriting Agreement and the issuance, sale and delivery of Confirmation Shares by the Company as contemplated by the Forward Sale Agreements, do not and will not (a) contravene any provision of the MGCL, (b) conflict with, or result in a breach of, or constitute a default under (or constitute an event which with notice, lapse of time, or both would constitute a breach of or default under) any provisions of the Charter or Bylaws of the Company or (c) to our knowledge, result in any violation of any order, rule, regulation or decree of any court or governmental agency or authority of the State of Maryland issued under or pursuant to the MGCL and applicable to the properties, assets or business owned or proposed to be owned by the Company or the Operating Partnership.

9. The authorized capital stock of the Company (including the Common Stock and the Confirmation Shares) conform as to legal matters, in all material respects, to the descriptions set forth under the caption “Description of Capital Stock” in the Disclosure Package and the Prospectus.

10. No stockholder of the Company or any other person has any preemptive right or other similar right to subscribe for or purchase securities of the Company arising by operation of the Charter or Bylaws of the Company or the MGCL.

11. The statements set forth in (a) the Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and “Certain Provisions of Maryland Law and the Company’s Charter and Bylaws,” and (b) the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under the captions “Risk Factors—Risks Related to Our Organizational Structure—There are restrictions on the ownership of the Company’s capital stock that limit the opportunities for a change of control at a premium to existing security holders” and “Risk Factors—Risks Related to Our Organizational Structure—The Company’s charter contains provisions that may delay, deter or prevent a change of control transaction,” insofar as such statements constitute a summary of the Charter or Bylaws of the Company or the MGCL, constitute fair and accurate summaries thereof.

12. No consent, approval, authorization, order of or qualification with any court or governmental agency or authority of the State of Maryland (other than as may be required under Maryland securities, blue sky or real estate syndication laws, as to which no opinion is expressed) is required to be obtained by the Company under the MGCL in connection with the execution, delivery or performance of the Transaction Documents by the Company on its own behalf or, in its capacity as general partner of the Operating Partnership (in the case of the Underwriting Agreement), on behalf of the Operating Partnership, the offering, issuance or sale of Company Shares under the Underwriting Agreement or the issuance, sale and delivery of the Confirmation Shares pursuant to the Forward Sale Agreements, except for such as have been obtained or waived.

In rendering such opinion, such counsel shall state that Latham & Watkins LLP, in rendering its opinions pursuant to the Underwriting Agreement, may rely upon such opinion of special Maryland counsel as if it were addressed to them as to all matters arising under or governed by the laws of the State of Maryland. In addition, in rendering such opinion, such counsel may rely, insofar as such opinion involves factual matters, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In the event that Latham & Watkins LLP, in rendering the Tax Opinions (as defined in Exhibit B to the Underwriting Agreement), assumes the accuracy of the conclusions reached in a separate opinion (the “Separate Opinion”) of such special Maryland counsel, such Separate Opinion of special Maryland counsel shall also be addressed to the Representatives and the Underwriters or shall contain a statement to the effect the Representatives and the Underwriters may rely upon such opinion as if it were addressed to them and shall also comply with the other applicable requirements set forth in the last paragraph of Exhibit B to the Underwriting Agreement. Such opinion shall state that all references to the “Charter” of the Company include, without limitation, all articles supplementary with respect to any class or series of preferred stock.

Such opinions may assume that upon issuance of any Confirmation Shares deliverable to any Forward Purchasers pursuant to the applicable Forward Sale Agreements, the total number of shares of Common Stock then issued and outstanding, after giving effect to such issuance of such Confirmation Shares to the such Forward Purchasers pursuant to such Forward Sale Agreements, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under its Charter at such time.

EXHIBIT B

Form of Opinion of Latham & Watkins LLP

1. Each of the Operating Partnership and Kilroy Realty Finance Partnership (the “Finance Partnership”) is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), with limited partnership power and authority to own and lease its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and, with respect to the Operating Partnership, to enter into the Underwriting Agreement and perform its obligations thereunder. With your consent based solely on certificates from public officials, we confirm that each of the Operating Partnership and the Finance Partnership is validly existing and in good standing under the laws of the State of Delaware, is in good standing under the laws of the State of California and is qualified to do business in the State of California.

2. With your consent based solely on certificates from public officials, we confirm that the Company is in good standing under the laws of the State of California and is qualified to do business in the State of California.

3. Assuming the due authorization of the Underwriting Agreement by the Company by all necessary corporate action required under the charter and bylaws of the Company and the Maryland General Corporation Law to act in its capacity as general partner of the Operating Partnership, the Underwriting Agreement has been duly authorized by all necessary limited partnership action of the Operating Partnership and has been duly executed and delivered by the Operating Partnership.

4. Assuming the due authorization of each Forward Sale Agreement by the Company by all necessary corporate action required under the charter and bylaws of the Company and the Maryland General Corporation Law, each Forward Sale Agreement is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5. The Registration Statement and any post-effective amendments thereto have become effective under the Securities Act. With your consent, based solely on our review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. The Pre-Pricing Prospectus has been filed in accordance with Rule 424(b) (without reliance on Rule 424(b)(8) under the Securities Act) and the Prospectus has been filed in accordance with Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 430B under the Securities Act.

6. The Registration Statement, as of the date of the Prospectus Supplement, including the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the

Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

7. Each document filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Prospectus (the “Incorporated Documents”), as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Form 10-K and Form 8-K, registration statements on Form 8-A or proxy statements under Regulation 14A, as the case may be, under the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from the Incorporated Documents. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

8. With your consent, based solely on a certificate of an officer of the Company as to factual matters, neither the Company nor the Operating Partnership is, and immediately after giving effect to the sale of Top-Up Shares by the Company in accordance with the Underwriting Agreement and the sale and delivery of the Confirmation Shares in accordance with the Forward Sale Agreements, and the application of the proceeds therefrom as described in the Prospectus Supplement under the caption “Use of Proceeds” neither will be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9. The statements in the Disclosure Package and the Prospectus under the caption “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.” and “Plan Underwriting (Conflicts of Interest)” insofar as they purport to describe or summarize certain provisions of the Forward Sale Agreements, the other documents or the DRULPA referred to therein, are accurate descriptions or summaries in all material respects.

10. The execution and delivery of the Underwriting Agreement by the Company and the Operating Partnership and the Forward Sale Agreements by the Company, the issuance and sale of the Company Shares by the Company to the Underwriters pursuant to the Underwriting Agreement, and the issuance and delivery of the Confirmation Shares to the Forward Purchasers pursuant to the Forward Sale Agreements, do not on the date hereof:

(i) violate the Partnership Agreement;

(ii) violate the DRULPA, or any federal, New York or California statute, rule or regulation applicable to the Company or the Operating Partnership; or

(iii) result in the breach of, or a default under, any indentures, notes, loan or credit agreements, mortgages, deeds of trust, security agreements or other written agreements or instruments creating, evidencing or securing indebtedness of the Company or the Operating Partnership for borrowed money, or any other agreements identified to us by an officer of the Company or the Operating Partnership, in each case, as material to the Company or the Operating Partnership and listed in Exhibit A to this opinion (the “Specified Agreements”); or

(iv) require any consents, approvals, or authorizations to be obtained by the Company or the Operating Partnership from, or any registrations, declarations or filings to be made by the Company or the Operating Partnership with, any governmental authority under the DRULPA or any New York, California or federal statute, rule or regulation applicable to the Company or the Operating Partnership that have not been obtained or made.

In rendering such opinions, such counsel may limit its opinions to the DRULPA, the federal laws of the United States of America and the laws of the States of California and New York and matters specifically governed thereby. In rendering such opinions, such counsel may also rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and the Operating Partnership and public officials. A separate letter dated the same date as such opinion to the following effect shall also be delivered:

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Pre-Pricing Prospectus, the information set forth on Schedule D to the Underwriting Agreement (the “Pricing Information Annex”), or the Prospectus (or the Incorporated Documents) (except to the extent expressly set forth in the numbered paragraph 8 in our letter to you of even date (regarding the content of paragraph 8 above) and in the numbered paragraph 2 in our letter to you of even date with respect to certain tax matters (regarding the content of the second bullet below of the Tax Opinions)), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company and the Operating Partnership in connection with the preparation by the Company and the Operating Partnership of the Registration Statement, the Pre-Pricing Prospectus, the Pricing Information Annex, and the Prospectus, we reviewed the Registration Statement, the Pre-Pricing Prospectus, the Pricing Information Annex, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, counsel for the Company, the independent public accountants for the Company and the Operating Partnership, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement, the Pre-Pricing Prospectus, the Pricing Information Annex, and the Prospectus (and portions of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate and partnership records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and Operating Partnership and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Registration Statement, at the time it became effective on February 18, 2020, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Pre-Pricing Prospectus, as of 6:30 p.m. New York City Time on February 18, 2020 (together with the Incorporated Documents at that time), when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof (together with the Incorporated Documents as of those respective dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Pre-Pricing Prospectus, the Pricing Information Annex, the Prospectus or the Incorporated Documents.

In addition, a separate letter to the following effect shall be delivered (collectively, the “Tax Opinions”):

•

Commencing with the Company’s taxable year ending December 31, 1997, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code; and

•

The statements in the Pre-Pricing Prospectus and the Prospectus under the caption “United States Federal Income Tax Considerations,” insofar such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

The Tax Opinions may be subject to such assumptions, limitations and qualifications as shall be satisfactory to counsel for the Underwriters. In particular, the Tax Opinions may be conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the “Officer’s Certificate”). In rendering the Tax Opinions, Latham & Watkins LLP may assume the accuracy of an opinion of Ballard Spahr LLP, special Maryland counsel to the Company, with respect to the enforceability of the stock ownership limits set forth in the Company’s charter, so long as such opinion of special Maryland counsel (i) is dated the same date as such opinion of Latham & Watkins LLP, (ii) is addressed to the Representatives and the Underwriters or contains a statement to the effect that the Representatives and the Underwriters may rely upon such opinion as if it were addressed to them and (iii) is otherwise in form and substance satisfactory to counsel for the Underwriters, and a copy of such opinion of special Maryland counsel is delivered to the Representatives together with such opinion of Latham & Watkins LLP. In addition, the Tax Opinions may be based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus. The Tax Opinions may state that they relate only to the federal income tax laws of the United States and such counsel need not express any opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. The Tax Opinions may state that they are based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively, that any such change may affect the conclusions stated therein, and that any variation or difference in the facts from those set forth in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or the Officer’s Certificate may affect the conclusions stated therein. Moreover, the Tax Opinions may state that the Company’s qualification and taxation as a REIT depends upon the Company’s ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by such counsel, and, accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements. In addition, the Tax Opinions may state that the opinion set forth therein does not foreclose the possibility that the Company may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification. Such opinion shall state that references therein to “subsidiaries” of the Company shall include, without limitation, the Operating Partnership.

EXHIBIT C

Form of Lock-up Agreement

February , 2020

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

As Representatives of the several Underwriters

Re:	Kilroy Realty Corporation, a Maryland corporation (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock of the Company (“Common Stock”), securities convertible into or exercisable or exchangeable for Common Stock, or units representing common limited partnership interest (“Common Units”) of Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”). The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as representatives (the “Representatives”) of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters, if any, are relying on the representations and agreements of the undersigned contained in this agreement in carrying out the Offering and in entering into an underwriting agreement (the “Underwriting Agreement”) with the Company, the Operating Partnership and any other parties thereto with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse of the undersigned, and any immediate family member of the undersigned or any spouse of the undersigned living in the undersigned’s household, not to), without the prior written consent of J.P. Morgan Securities LLC (“J.P. Morgan”), Barclays Capital Inc. (“Barclays”), BofA Securities, Inc. (“BofA Securities”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”) (provided that each such entity may withhold such consent in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock or Common Units or any securities exchangeable or exercisable for or convertible into shares of Common Stock or Common Units currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or any such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on and including the date hereof and continuing through and including the date 30 days after the date of the final prospectus relating to the Offering (the “Lock-Up Period”). The restrictions set forth in the immediately preceding sentence shall not apply to:

(i) the surrender of Common Units to the Company or the Operating Partnership in connection with the redemption of such Common Units pursuant to the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, restated or supplemented from time to time (the “Partnership Agreement”),

(ii) transfers of shares of Common Stock or Common Units or securities exercisable or exchangeable for or convertible into shares of Common Stock to family members of the undersigned or for the benefit of a charitable beneficiary or to a charitable foundation (so long as such transfers are not for value),

(iii) pledges of shares of Common Stock or Common Units or securities exercisable or exchangeable for or convertible into shares of Common Stock to a lending institution as collateral or security for a bona fide loan or other extension of credit, and

(iv) transfers of shares of Common Stock or Common Units or securities exercisable or exchangeable for or convertible into shares of Common Stock to the Company pursuant to the Company’s incentive stock plan in connection with the exercise of stock options or the satisfaction of withholding or other obligations upon the vesting of restricted stock grants;

provided, however, that the undersigned agrees that shares of Common Stock and any securities exchangeable or exercisable for or convertible into shares of Common Stock and any other securities issued upon redemption of Common Units pursuant to clause (i) shall be subject to the restrictions set forth in this agreement; and provided, further, that it shall be a condition to any transfer or pledge pursuant to clause (ii), (iii) or (iv) above that the transferee or pledgee, as the case may be, executes and delivers to the Representatives, not later than one business day prior to such transfer or pledge, as the case may be, a written agreement, in form and substance reasonably satisfactory to the Representatives, in substantially the form of this agreement, including, among other provisions, a provision to the effect that the shares of Common Stock or Common Units or securities exercisable or exchangeable for or convertible into shares of Common Stock transferred or pledged pursuant to clause (ii), (iii) or (iv) above shall be subject to the restrictions set forth in this agreement. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan, Barclays, BofA Securities and Wells Fargo Securities (provided that each such entity may withhold such consent in its sole discretion), it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or Common Units or any securities convertible into or exercisable or exchangeable for Common Stock or Common Units and waives any right to receive notice of the Offering.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s and the Operating Partnership’s transfer agents and registrars against the transfer of shares of Common Stock or Common Units or securities convertible into or exchangeable or exercisable for Common Stock or Common Units owned, beneficially or of record, by the undersigned except in compliance with the foregoing restrictions.

If an Underwriting Agreement is not executed and delivered by the Company, the Operating Partnership, the Representatives and the other parties thereto on or prior to March 31, 2020, this agreement shall automatically terminate.

[Signature Page Follows]

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Printed Name of Holder

Signature

Printed mailing address, email address and facsimile number for notices:

Address: _____________________________

Email address: _________________

Facsimile:_____________________

[Signature page to Lock-Up Agreement]

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